UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 16, 2014

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on September 2, 2014, on September 2, 2014, Buckeye Partners, L.P. (“Buckeye”) entered into a Contribution Agreement (the “Contribution Agreement”) with Trafigura Corpus Christi Holdings Inc. (“Trafigura”) pursuant to which (i) Buckeye or one of its wholly owned subsidiaries would contribute $860 million, subject to adjustment as set forth in the Contribution Agreement (the “Investment”), to a newly formed Delaware limited liability company (“Parent”) in exchange for an 80% membership interest in Parent, (ii) Trafigura would contribute all of the membership interest in Trafigura Terminals LLC (collectively with its subsidiaries, the “Operating Subsidiaries”) to Parent in exchange for a distribution by Parent to Trafigura of the proceeds of the Investment and a 20% membership interest in Parent and (iii) the Operating Subsidiaries would enter into seven- to ten-year commercial agreements (the “Commercial Agreements”) with Trafigura AG or its affiliates pursuant to which the Operating Subsidiaries would provide fee-based storage, throughput, terminalling, dockage, wharfage and fractionation services to Trafigura AG or its affiliates (collectively, the “Transaction”).  The assets owned by the Operating Subsidiaries primarily consist of (1) a deep-water, high volume marine terminal located in the Corpus Christi Ship Channel capable of handling a broad array of petroleum products, including crude condensate, liquefied petroleum gas, naphtha and distillates, (2) a condensate splitter and LPG storage complex in Corpus Christi, and (3) three crude oil and condensate gathering facilities in the Eagle Ford shale.

On September 16, 2014, (i) Buckeye contributed $836 million to Parent as a result of working capital and capital expenditure adjustments required by the Contribution Agreement, (ii) Trafigura contributed all of the membership interest in Trafigura Terminals LLC to Parent (iii) the Operating Subsidiaries entered into the Commercial Agreements with Trafigura AG, and (iv) the parties completed the Transaction.

On September 16, 2014, Buckeye issued a press release announcing the completion of the Transaction, a copy of which is being filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release, issued September 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and
Secretary

Dated: September 16, 2014

Exhibit Index

Exhibit

99.1                                                               Press Release, issued September 16, 2014